UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained or incorporated in Item 8.01(a) of this Form 8-K is incorporated by reference in this Item 1.01.

Item 7.01 Regulation FD Disclosure.

The Company has received number of inquiries from shareholders. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. What is the current number of outstanding shares? What is the float?

A1. As of February 6, 2018, the current outstanding is 5,371,771. Which is broken down as 500,000 shares restricted and 4,871,761 as unrestricted. The trading float is 4,871,761 which is obtained by subtracting restricted shares from outstanding shares.

Item 8.01 Other Events.

(a) Effective February 2, 2018, pursuant to a securities purchase agreement dated January 10, 2018 (the “Auctus SPA”), we issued an unsecured convertible note payable to Auctus Fund, LLC, (“Auctus”) in the amount of $220,000 (the “Auctus Note”). The Auctus Note bears interest at the rate of 12% per annum, and has a maturity date of September 8, 2018. If unpaid by us on or before the date which is 180 days from the issue date, Auctus has the right to convert all or any part of the outstanding amount due under the Auctus Note into fully paid and non-assessable shares of our common stock at a price which is 50% of either the lowest sale price for our common stock on the principal market during the twenty-five (25) consecutive trading days including and immediately preceding the conversion date, or the closing bid price, whichever is lower. The company has the right to prepay the note for 135% of the amount (or approximately $297,000 plus interest.

The Company had been approached in January 2018 regarding the funding and initially declined the financing as it was working on a larger $2-3million investment. However, the larger raise is taking longer to complete and the Company agreed to the Auctus financing as a stop gap to continue with the retro fit of the greenhouse. The Company would pay off the Auctus note from the proceeds of any additional financing.

(b) As previously disclosed, the Company has been in the process of retro fitting our current greenhouse. The retro fit is two phases – Phase 1 is the retro fir of the current greenhouse operations and Phase 2 is the building of a new greenhouse on the Company’s bare land or retrofitting another greenhouse on the property.

The company expects the total retro fit for Phase 1 (the current greenhouse) to cost approximately $600,000-$900,000. As part of the retro fit, the Company intends to add the following items:

(1)	240 LED lights to provide supplemental lighting (20 lights per bay),

(2)	moving from a soil cultivation to coco coir system,

(3)	increase plants in grow to 1,400-1,600,

(4)	raising the height of the greenhouse by 5-10 feet to allow a vertical grow system (the company is testing a vertical grow method that wouldn’t require raising the height of the greenhouse)

(5)	replacing the polyethylene sheet panels with more efficient polycarbonate panels,

(6)	including additional atmosphere controls,

(7)	cameras that can be accessed remotely,

(8)	building out a new dry and trim room,

(9)	building out new area for manufacturing and distribution,

(10)	adding a CO2 system, and

(11)	build a new greenhouse (which would give us 2 greenhouses) on our current leased bare land.

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To date the company has accomplished the following items as part of the retrofit:

1.	Completed rewiring the greenhouse to provide the additional power needs for the retrofit. This was completed on January 20, 2018.

2.	Installed 90 LED lights in our grow bays with 120 lights to be installed by February 28, 2018.

3.	Installed 8 “Sensor Push” atmospheric sensors in the greenhouse. The sensors provide wireless thermometer / hygrometer readings with alerts. The sensors allow the company to monitor the Sensor Push sensors remotely and with the cloud service we can receive current conditions, alerts and the full data history of each grow bay.

4.	Converted the clone room and operations to a Coco Coir and hydroponics system.

5.	Begun planting 2 bays with Coco Coir.

6.	Increase the number of plants in each bay to 1,150 (up from 480 plants).

7.	Built out new dry rooms.

8.	Built out new trim rooms.

9.	Installed 12 cameras in the greenhouse and dry/trim rooms.

10.	Begun build out of manufacturing room.

11.	Begun build out of distribution room.

The Company’s current greenhouse operations are conducted with 12,000 square feet greenhouse, 1,000 square foot warehouse and approximately 9,000 square feet of bare land that the Company currently has temporary buildings on for administration purposes.

The goal of the retro fit for Phase 1 is to increase the growable space in the current greenhouse to approximately 22,000 (with a vertical grow) with approximately 85% being canopy space (or approximately 19,000 square feet). The Company’s goal is to yield 0.08-0.10 pounds per growable space and to have 5 harvests.

For Phase Two, the Company would ideally begin to retro fit another greenhouse currently located on the property. In September 2017, the Company agreed to take over a greenhouse located on the property that is 32,000 square feet. The current leaseholder is finishing his grow operations in the space. The Company would ideally retro fit that space in similar manner to the reto fit being completed within our current greenhouse. We expect the budget for the that retro fit to be between $1,800,000 and $2,000,000. This would increase our growable canopy space by an additional 50,000 square feet (with a vertical grow). Thereby, giving the Company 72,000 square feet of available canopy space. However, the Company wants to complete the current reto fit within the 12,000 square foot greenhouse and have completed the investment needed to retro fit the 32,000 square feet prior to absorbing the costs associated with the 32,000 square feet greenhouse. Additionally, the Company has been given permission from the land owner to build a new greenhouse on the 9,000 square feet of bare land that it currently leases. The Company ideally would like to build the new greenhouse as Phase 3 and add additional canoby space to its operations.

The information contained in Item 8.01 of this Current Report on Form 8-K, is being "furnished" to the Securities and Exchange Commission and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act" ) or otherwise subject to the liabilities of that section. Furthermore, the information contained in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing made by the Registrant under the Securities Act of 1933 or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	$220K Convertible Note Auctus

10.2	SPA between Auctus and Sunset Island Group

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: February 6, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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